UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 27, 2007 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

(203) 975-6320
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
On April 27, 2007, the Student Loan Corporation (the Company) announced that John McGinn, Vice President and Chief Risk Officer, has requested, and the Company has granted, a twelve-month sabbatical to assume an external volunteer position effective May 15, 2007.

(c)
The Company also announced that Patricia A. Morris, 47, has been appointed its Chief Risk Officer effective May 15, 2007. Ms. Morris joined the Company in September 2005 as a Director in its Risk Department with primary responsibility for school and custom program risk management. Prior to joining the Student Loan Corporation, Ms. Morris spent 13 years at Sallie Mae, Inc., most recently as a Vice President with responsibility for credit and loan loss reserve policy, program and product profitability analyses and borrower behavior analysis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: May 1, 2007

By: /s/ Daniel P. McHugh
Name: Daniel P. McHugh
Title: Chief Financial Officer